EXHIBIT 32.2

ACORN ENERGY, INC.
SECTION 1350 CERTIFICATION

In connection with the annual report of ACORN ENERGY, INC., a Delaware corporation (the “Company”), on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission (the “Report”), I, MICHAEL BARTH, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: April 15, 2008

By:	/s/ Michael Barth

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Acorn Energy, Inc. and will be retained by Acorn Energy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.